Amended as of October 7, 1993



                                         BY-LAWS
                                         _______


                                           OF
                                           __


                                ROCKLAND ELECTRIC COMPANY
                                _________________________

                                (New Jersey Corporation)



                                        ARTICLE I
                                        _________


                                 Stockholders' Meetings
                                 ______________________

                An annual meeting of the stockholders of Rockland Electric Company (New Jersey Corporation) shall be held on the second Tuesday in April in each year, beginning in the year 1973; and special meetings of the stockholders whenever the President or a majority of the Board of Directors, in their discretion, shall order the same, or whenever not less than three (3) stockholders, holding in the aggregate not less than one-fourth (1/4) of the capital stock of the Company, shall so request the Secretary in writing, which writing shall indicate the purposes for which said meeting is to be called.

                The annual meeting and special meetings of the stockholders shall be held at the place which is the principal office of the Company at the time the meeting is held, or at 75 West Route 59, Spring Valley, New York, or at such other place as may be fixed by the Board of Directors.

                Notices of all meetings of stockholders shall be given by mailing a notice to each stockholder of record not less than ten (10) days before the day named for the meeting and shall state the purposes for which the meetings are called.

                In the event of the annual meeting, by mistake or otherwise, not being called and held as herein provided, the President, or any two Directors, may order a special meeting to be called upon the same notice as provided for an annual meeting, and held in lieu of and for the purposes of the annual meeting. Any election had or business done at such substitute meeting shall be as valid and effectual as if had or done at a meeting called as an annual meeting and duly held on said date.

                At any meeting a majority in interest of the stockholders, present in person or by proxy, shall constitute a quorum, but less than a quorum may adjourn sine die or to a day certain.
                                    ____ ___

                At any meeting each stockholder may cast one vote for each share of stock owned by him. Absent stockholders may vote by proxy authorized by a writing executed within six months previous to the meeting at which it is used.












                At any meeting for the election of Directors, the presiding officer shall appoint two Inspectors of Election to serve at such meeting. The Inspectors shall be sworn to execute their duties with strict impartiality and according to the best of their ability, and such oath shall be subscribed by them, and, with the certificate of the Notary Public in connection therewith and the certificate of the result of the vote taken thereat, shall be filed with the minutes of the meeting.


                                        ARTICLE II
                                        __________

                                         Officers
                                         ________

                The officers of the Company shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, and such other officers and agents as the Directors may from time to time authorize. The Company may have a Vice Chairman of the Board of Directors as the Directors may from time to time authorize.


                                        ARTICLE III
                                        ___________

                            Election of Officers and Directors
                            __________________________________

                The number of Directors of the Company which shall constitute the entire Board shall be any number from one (1) through eleven (11) as determined by the Board of Directors.

                Directors of the Company shall be chosen by ballot at the annual meetings, except as provided in Article IV, and shall hold their offices for one year from the date hereinbefore fixed for such meeting and until others are chosen and qualified in their stead; and the Directors shall, annually, at their first meeting after such election, elect one of their number Chairman of the Board of Directors and they may also elect one of their number Vice Chairman of the Board of Directors; and they shall also elect, choose or appoint, from among the members of the Board or from persons not members of the Board as they may deem best, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, and such other officers and agents as they may from time to time authorize. The said officers, so elected, chosen or appointed, shall hold their offices until the first meeting of Directors after the next annual meeting of stockholders and until their successors are chosen and qualified.



                                       ARTICLE IV
                                       __________


                                      The Directors
                                      _____________

                Any vacancy occurring in the Board of Directors from the death, resignation, removal, disqualification, or inability to act of any Director, or from any other cause, may be filled for the unexpired term by majority vote of the remaining Directors, though said remaining Directors be less than a quorum.

                Meetings of the Board may be held at any time and place in the State of New Jersey, or the State of New York, on call of the President, or of any two Directors, twenty-five hours' notice thereof being given. Any such meeting, however, and all business transacted thereat shall be legal and valid without notice, if all the members of the Board are present in person, or if the members who are absent waive notice by a writing filed with the records of the meeting or assent in writing to the recorded proceedings of the meeting.

                A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members in attendance thereat shall decide any question brought before such meeting.

                The Directors as a Board shall have the management of the property, business and affairs of the Company; and they are hereby invested in such management with all the powers which the corporation itself possesses so far as such delegation of power is not incompatible with the provisions of these By-Laws or the laws of the State of New Jersey.

                They may appoint and remove at pleasure such officers and employees as may seem to them wise.

                They shall have access to the books, vouchers and funds of the corporation in the custody of the Treasurer; shall determine upon the form of the certificates of stock and of the corporate seal; shall fix all salaries and fees; and may fill all vacancies that may occur at any time during the year in any office.

                The Board in its discretion may, from time to time, declare dividends on the capital stock from the surplus or net profits of the Company and may fix and change the dates for the declaration and payment thereof. It may fix a sum which may be set aside or reserved, over and above the Company's capital stock paid in, as a working capital for the Company, and from time to time may increase, diminish and vary the same.


                                        ARTICLE V
                                        _________


                         The Chairman of the Board of Directors
                         ______________________________________


                       The Vice Chairman of the Board of Directors
                       ___________________________________________


                                      The President
                                      _____________

                The Chairman of the Board of Directors shall be the chief executive officer of the Company, and, subject to its Board of Directors, shall exercise general supervision of its affairs. The Chairman, if one be elected, shall preside at all meetings of the stockholders and of the Directors, when present.

                The Vice Chairman, if one be elected, shall preside in the absence of the Chairman at all meetings of the shareholders and the Board of Directors. In the absence or disability of the Chairman, he shall have and may exercise all of the powers of that officer. He shall have such further powers and duties as may be conferred upon him by the Board of Directors.

                The President, subject to the Board of Directors and its Chairman, or in the absence of the Chairman, its Vice Chairman, shall have charge of the business of the Company relating to general operation, and shall perform all the duties of his office prescribed by law or by vote of the Directors. In the absence of the Chairman and the Vice Chairman, the President shall also perform the duties of the Chairman.

                In the absence of the Chairman and the Vice Chairman of the Board of Directors, the President shall, with like authority, preside at meetings both of the stockholders and of the Directors. In the absence of the Chairman of the Board of Directors, the Vice Chairman and of the President, any Vice President shall preside with like authority. In the absence of the Chairman of the Board of Directors, the Vice Chairman, the President and all the Vice Presidents, a President pro tempore shall be chosen.
                    ___ _______


                                       ARTICLE VI
                                       __________


                                     Vice Presidents
                                     _______________

                Any Vice President shall have in addition to any duties and powers set forth in the By-Laws, such duties and powers as are usually incident to such office and as the Directors shall from time to time designate.


                                       ARTICLE VII
                                       ___________


                                      The Secretary
                                      _____________


                                  Assistant Secretaries
                                  _____________________

                The Secretary, who shall be sworn, shall be the Secretary both of the Directors and of the Company. He shall attend all meetings of stockholders and Directors, keep accurate records thereof and perform all other duties incident to his office.

                In case of the death, absence, or inability to act of the Secretary, the Assistant Secretaries shall have all the powers and perform all the duties of the Secretary.

                In the absence of the Secretary or an Assistant Secretary from any of the meetings, a Secretary pro tempore shall be chosen.
                                           ___ _______

                                      ARTICLE VIII
                                      ____________


                       The Treasurer--Checks, Drafts, Notes, Etc.
                       __________________________________________

                The Treasurer, when required by the Directors, shall give bond with sureties acceptable to them for the faithful discharge of his duties, and in such sum as the Directors may determine.

                He shall be the stock transfer agent of the Company; shall have the custody of the corporate seal, and of all the moneys, funds and valuable papers and documents of the Company, except his own bond, which shall be in the custody of the President.

                He shall deposit all the funds of the Company in such bank or banks as the Directors may authorize or designate to the credit of the Company in its corporate name.

                He shall have power to endorse for deposit or collection all checks, drafts, notes, or other obligations for the payment of money payable to the corporation or its order.

                Except as the Directors may otherwise order or approve, all checks, drafts, notes, or other obligations for the payment of money, shall be signed by the Treasurer, or, in case of his absence or inability to act, by an Assistant Treasurer. When signed by any Assistant Treasurer, however, they shall require as a condition precedent to their validity such countersignature as the Directors may authorize or approve, EXCEPT that dividend checks shall not require any countersignature.

                He shall issue notes and accept drafts on behalf of the Company only when authorized thereto by the Directors.

                He shall keep accurate books of account of the Company's transactions, which shall be the property of the Company, which, together with all its property in his custody, shall be subject at all times to the inspection and control of the Directors.



                                       ARTICLE IX
                                       __________


                                  Assistant Treasurers
                                  ____________________

                In case of the death, absence, or inability to act of the Treasurer, any Assistant Treasurer may exercise any or all the powers of the Treasurer, subject, however, to the limitation expressed in
          Article VIII, and such further limitations as the Directors may impose.

                The Assistant Treasurers, and each of them, shall, when required by the Directors, give bond with sureties acceptable to them for the faithful discharge of their duties, and in such sum as the Directors may determine.

                                        ARTICLE X
                                        _________


                            Certificates of Stock--Transfers
                            ________________________________

                Certificates of stock may be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer. Such certificates shall also bear the seal of the corporation.

                Shares of stock may be transferred by assignment thereof in writing, accompanied by delivery of the certificate; but no such transfer of stock shall affect the right of the Company to pay any dividend thereon, or to treat the holder of record as the holder in fact until the transfer has been recorded upon the books of the Company, or a new certificate has been issued to the person to whom the stock has been transferred.

                In case of the loss of a certificate, a duplicate may be issued on such reasonable terms as the Directors shall prescribe.


                                       ARTICLE XI
                                       __________


                                Closing of Transfer Books
                                _________________________

                The transfer books of the Company may be closed for not exceeding fifteen (15) days next prior to any meeting of the stockholders, and at such other times, and for such reasonable periods as may be determined by the Board of Directors.


                                       ARTICLE XII
                                       ___________


                                       Fiscal Year
                                       ___________

                The fiscal year of the corporation shall end on the 31st day of December in each year.


                                      ARTICLE XIII*
                                      ____________


                                     Indemnification
                                     _______________

                (a)  As used in this Article XIII:

                    (1) 'corporate agent' means any person who is or was a director, officer, employee or agent of the Company or of any constituent corporation absorbed by the Company in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Company, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.


          __________________________

          * Added 11/5/87

                    (2) 'other enterprise' means any domestic or foreign corporation, other than the Company, and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, served by a corporate agent.

                    (3) 'expenses' means reasonable costs, disbursements and counsel fees.

                    (4) 'liabilities' means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties.

                    (5) 'proceeding' means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                (b) The Company shall indemnify to the fullest extent now or hereafter provided for or permitted by law any corporate agent who was or is involved in any manner (including, without limitation, as a party witness) in any proceeding (including, without limitation, any proceeding by or in the right of the Company to procure a judgment in its favor), or who is threatened with being so involved, by reason of the fact that such corporate agent is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was at the request of the corporation also serving as a corporate agent of another enterprise, against all expenses and liabilities incurred by the corporate agent in connection with such proceeding, except as provided in section (d).

                (c) Except in the case of a proceeding against a director or officer specifically approved by the Board of Directors, the Company shall, subject to the provisions of this Article XIII, pay expenses actually and reasonably incurred by or on behalf of a director or officer in defending any proceeding in advance of the final disposition of such proceeding. Such payments shall be made promptly upon receipt by the Company, from time to time, of a written demand of such person for such advancement, together with an undertaking by or on behalf of such person to repay any expenses so advanced except to the extent that the person receiving the advancement is ultimately found to be entitled to indemnification.

                (d) The indemnification and advancement of expenses provided by or granted pursuant to this Article XIII shall not limit or exclude, but shall be in addition to, any other rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that the corporate agent's acts or omissions (a) were in breach of the corporate agent's duty of loyalty to the Company or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of any improper personal benefit. In addition, no indemnification shall be made with respect to any proceeding initiated by any such person against the Company or a corporate agent other than to enforce the terms of this Article XIII, unless such proceeding was authorized by the Board of Directors. Further, no indemnification shall be made with respect to any settlement or compromise of any proceeding unless and until the Company has consented to such settlement or compromise.

                (e) The rights to indemnification and advancement of expenses granted by or pursuant to this Article XIII shall be deemed to constitute a contractual obligation of the Company to any corporate agent at any time while this Article XIII is in effect and shall continue to exist after the repeal or modification of this Article XIII.

                (f) The Company may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any corporate agent to the fullest extent of the provisions of this ARTICLE XIII with respect to the indemnification and advancement of expenses of directors and officers of the Company.

                (g) The Company may, with the approval of the Board of Directors, enter into an agreement with any person who is, or is about to become, a corporate agent or who is serving, or is about to serve, at the request of the Company, as a corporate agent of any other enterprise, which agreement may provide for indemnification of such person and advancement of expenses to such person upon terms, and to the extent, not prohibited by law. The failure to enter into any such agreement shall not affect or limit the rights of any such person under this Article XIII.

                (h) Written notice of any proceeding for which indemnification may be sought by any person shall be given to the Company as soon as practicable. The Company shall then be permitted to participate in the defense of any such proceeding or, unless conflicts of interest or position exist between such person and the Company in the conduct of such defense, to assume such defense. In the event that the Company assumes the defense of any such proceeding, legal counsel selected by the Company shall be acceptable to such person. After such an assumption, the Company shall not be liable to such person for any legal or other expenses subsequently incurred unless such expenses have been expressly authorized by the Company. In the event that the Company participates in the defense of any such proceeding, such person may select counsel to represent such person in regard to such proceeding; however, such person shall cooperate in good faith with any request that common counsel be utilized by the parties to such proceeding who are similarly situated, unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

                (i) In making any determination regarding any person's entitlement to indemnification hereunder, it shall be presumed that such person is entitled to indemnification, and the Company shall have the burden of proving the contrary.

                (j) Neither the amendment or repeal of this Article XIII, nor the adoption of any provision of these By-Laws inconsistent with this
          Article XIII, shall limit or reduce the protection afforded by this
          Article XIII to a corporate agent in respect to any matter which occurred prior to such amendment, repeal or adoption. The provisions of this Article XIII shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the legal representative of such person. It is the intent of this Article XIII to require the Company to indemnify the persons referred to herein for the aforementioned expenses and liabilities in each and every circumstance in which such indemnification could lawfully be permitted by express provisions of by-laws, and the indemnification required by this Article XIII shall not be limited by the absence of an express recital of such circumstances.

                (k) The Company may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against the corporate agent by reason of the corporate agent being or having been a corporate agent, whether or not the Company would have the power to indemnify the corporate agent against such expenses and liabilities under law.


                                      ARTICLE XIV**
                                      ___________


                                       Amendments
                                       __________

                These By-Laws may, upon notice, be altered, amended, or repealed, at any meeting of the stockholders, by vote of a majority of the stock represented at such meeting.















          ____________________________________________

          **Former Article XIII, renumbered 11/5/87


          DMG\BY-LAWS.REC
          10/7/93








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